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                                                                   EXHIBIT i(2)


                   [POTTER ANDERSON & CORROON LLP LETTERHEAD]


                                 April 13, 1999


AIM Growth Series
11 Greenway  Plaza
Suite 100
Houston, Texas  77046

                     Re:       Issuance of Class C Shares

Ladies and Gentlemen:

        We have acted as special Delaware counsel for AIM Growth Series, a Delaware business trust (the "Trust"), in connection with the proposed issuance of Class C shares (collectively, the "Shares") in each series of the Trust referred to in Schedule A attached hereto (each, a "Portfolio"). Initially capitalized terms used herein and not otherwise defined are used herein as defined in that certain Agreement and Declaration of Trust dated as of May 7, 1998, entered into among William J. Guilfoyle, C. Derek Anderson, Frank S. Bayley, Arthur C. Patterson, and Ruth H. Quigley, as Trustees, and the Shareholders of the Trust (the "Original Declaration").

        For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

        1. The Certificate of Trust for the Trust, dated as of May 7, 1998, as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 7, 1998;

        2.    The Original Declaration;
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April 13, 1999
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        3.    The First Amendment to Agreement and Declaration of Trust of the
Trust entered into as of September 8, 1998 (the "First Amendment");

        4. The Second Amendment to Agreement and Declaration of Trust of the Trust entered into as of December 10, 1998 (the "Second Amendment");

        5. The Third Amendment to Agreement and Declaration of Trust of the Trust entered into as of February 16, 1999 (the "Third Amendment," together with the First Amendment, the Second Amendment and the Original Declaration, the "Declaration");

        6.    Schedule A to the Declaration as in effect on the date hereof;

        7.    The By-laws of the Trust;

        8. Resolutions of the Trustees approving the issuance of the Shares; and

        9. A Certificate of Good Standing for the Trust, dated April 13, 1999, obtained from the Secretary of State.

              As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

              Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act.

        2. Each Portfolio has been duly created and is validly existing as a series under Section 3804 of the Delaware Act.

        3. The Declaration constitutes the legal, valid and binding obligation of the Trustees, enforceable against the Trustees, in accordance with its terms.

        4. Subject to the other qualifications set forth herein, the Shares have been duly authorized and when the Shares shall have been issued in accordance with the Declaration, the Resolutions, and the By-laws, such Shares will be validly issued, fully paid, and non-assessable undivided beneficial interests in the assets of the Portfolios of which they form a part, as the case may be.

        5. When and if the actions referred to in paragraph 4 have occurred, the holders of the Shares as beneficial owners of the Shares will be entitled to the same limitation of

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April 13, 1999
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personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

               In addition to the assumptions and qualifications set forth above, all of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                       a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                       b. We have assumed that the issuance of Shares does not contravene (i) any contractual restriction binding on the Trust or the Portfolios thereof, or (ii) any law, rule or regulation applicable to the Trust or such Portfolio, as the case may be (exclusive of any Delaware law, rule or regulation). In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                       c. The foregoing opinion regarding the enforceability of the Declaration is subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law),
(iii) applicable law relating to fiduciary duties, and (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions.

                       d. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                       e. We have assumed that the Declaration, the By-laws, and the Resolutions, collectively, constitute the entire agreement with respect to the subject matter thereof, including (i) the terms applicable to the Shares, and (ii) the power and authority of the Trustees.

                       f.   We have assumed that no event set forth in
Section 9.3(a) of the Declaration has occurred with respect to the Trust or any Portfolio.

                       g. Notwithstanding any provision in the Declaration to the contrary, we note that upon the occurrence of an event set forth in
Section 9.3(a) thereof, with respect to the Trust or a Portfolio, as the case may be, the Trust or such Portfolio, as applicable, cannot make any payments or distributions to the Shareholders thereof until their respective creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

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April 13, 1999
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                       h.   With respect to the enforceability of any provision
of the Declaration wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust or series thereof and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

                       i. We have assumed that none of the By-laws or the Resolutions has been amended, modified, or revoked in any manner from the date of its adoption, and that each of the By-laws and the Resolutions remains in full force and effect on the date hereof.

                       j. We have assumed that the Trust maintains separate and distinct records for each Portfolio and that the Trust and the Trustees hold and account for the assets belonging to each such Portfolio separately from the other assets of any other Portfolio and the assets of the Trust generally, if any.

                       k. We note that we do not assume responsibility for the contents of any registration statement pursuant to which the shares have been, are, or may be sold.

               This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished (except that it may be filed as part of the Trust's Registration Statement on Form N-1A and may be otherwise furnished to any federal, state or local regulatory agencies or regulators having appropriate jurisdiction and entitled to such disclosure) or quoted to, or relied upon by, any other person or entity for any purpose. Kirkpatrick & Lockhart LLP may rely on this opinion with respect to the matters set forth herein in connection with its opinion being delivered on even date herewith.

                                        Very truly yours,



                                        /s/ POTTER ANDERSON & CORROON LLP


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                                   SCHEDULE A


AIM Europe Growth Fund
AIM Japan Growth Fund
AIM New Pacific Growth Fund
AIM Mid Cap Equity Fund
AIM Small Cap Growth Fund
AIM Basic Value Fund